UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Warwick Valley Telephone Company

(Exact name of registrant as specified in its charter)

New York	14-1160510
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

47 Main Street

Warwick, New York 10990

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note: This Amendment No. 1 amends the Form 8-A filed on November 2, 2012 by the Registrant solely for the purpose of clarifying that Registrant is transferring the listing of its common stock to the NYSE MKT LLC.

This registration statement is filed with the Securities and Exchange Commission in connection with the registrant’s transfer of its listing of common stock from the NASDAQ to the NYSE MKT LLC.

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the common stock, par value $0.01 per share of Warwick Valley Telephone Company (the “Registrant”) to be registered hereunder, reference is made to the description contained in the Registrant’s registration statements on Form 10 (SEC File No. 0-11174) filed with the Securities and Exchange Commission on May 3, 1983.

Item 2.	Exhibits

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2012	WARWICK VALLEY TELEPHONE COMPANY

	By:	/s/ Duane W. Albro
Duane W. Albro Chief Executive Officer